Exhibit 99.1

For Release: October 13, 2011

Albemarle Announces Expansion of Share Repurchase Program

Baton Rouge, LA, October 13, 2011 — Today, the Board of Directors of Albemarle Corporation (NYSE: ALB) authorized an increase in the number of shares the Company is permitted to repurchase under its existing share repurchase program to 5,000,000. In the third quarter of 2011, the Company repurchased 3,000,000 shares under the Board’s prior authorization, reducing its total outstanding shares to 88,756,371 as of September 30, 2011.

“The strength of our balance sheet enabled the intra-quarter share repurchases and the Board’s subsequent expansion of the Company’s share repurchase program. These actions reflect our commitment to providing shareholder value and confidence in our ability to continue the Company’s proven track record of cash generation,” said President & Chief Executive Officer Luke Kissam.

About Albemarle

Albemarle Corporation, headquartered in Baton Rouge, Louisiana, is a leading global developer, manufacturer, and marketer of highly-engineered specialty chemicals for consumer electronics, petroleum refining, utilities, packaging, construction, automotive/transportation, pharmaceuticals, crop protection, food-safety and custom chemistry services. The Company is committed to global sustainability and is advancing its eco-practices and solutions in its three business segments, Polymer Solutions, Catalysts and Fine Chemistry. Corporate Responsibility Magazine selected Albemarle to its prestigious “100 Best Corporate Citizens” list for 2010. Albemarle employs approximately 4,000 people and serves customers in approximately 100 countries. Albemarle regularly posts information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, Regulation G reconciliations, SEC filings and other information regarding the Company, its businesses and markets served.

Media Contact: Ashley Mendoza, (225) 388-7137, Ashley.Mendoza@albemarle.com

Investor Relations Contact: Lorin Crenshaw, (225) 388-7322, Lorin.Crenshaw@albemarle.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Albemarle Corporation’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K.